                                                                      EXHIBIT 15

            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Holdings Corp.

     We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock of our report dated November 12, 2003 relating to the unaudited consolidated interim financial statements of Park-Ohio Holdings Corp., which are included in its Form 10-Q for the quarter ended September 30, 2003.

                                                                                    SHARES
REGISTRATION STATEMENT                              DESCRIPTION                   REGISTERED
----------------------                              -----------                   ----------
Form S-8 (33-01047)                    Individual Account Retirement Plan         1,500,000
Form S-8 (333-58161)                   1998 Long-Term Incentive Plan                550,000

                                          /s/ Ernst & Young LLP

Cleveland, Ohio
November 12, 2003

                                        25